UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2008

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events	3

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits	3

Signatures	4

Item 8.01    Other Items

In the course of pursuing our development activities we have routinely engaged in conversations with environmental groups and government agencies that could have an interest in or influence over the planned future activities that we undertake on our land. Land development, particularly in rural areas such as our property, impacts a diverse group of organizations and agencies, each of which has its own focus of concern and we regularly meet with many of these groups to insure that we address these concerns proactively in order to manage the development process effectively and to minimize the delay to and the cost of implementing our development plans.

These types of conversations evolved into formal discussions and negotiations that resulted in an agreement that was announced on May 8, 2008. The agreement calls for the permanent protection of up to 240,000 acres of our land. We will conserve through phased dedicated conservation easements approximately 178,000 acres of our land. We will also provide an option to purchase conservation easements on an additional 62,000 acres of our land.

The agreement is designed to ensure permanent protection of the most sensitive resources of the ranch, establish the Tejon Ranch Conservancy to adopt and implement a ranch-wide management plan to preserve and enhance the conserved land, provide an option for environmental resource groups to acquire at fair market value determined through an appraisal process additional lands that the Company might otherwise develop, and allow us to proceed with entitlement and development of Centennial, Tejon Mountain Village, TIC, and future development in the TIC area without opposition from leading environmental organizations that are party to the agreement.

The agreement provides certainty for us and the environmental resource groups. For Tejon, the agreement provides certainty that its existing development plans will not be opposed by the environmental resource groups, and that we will be able to continue to protect our land while still engaging in current revenue producing activities, including farming, ranching, and oil and mineral extraction activities. For the environmental groups the agreement provides certainty that the ecological resources on our lands will be permanently protected.

The agreement details a master plan for the Company’s land which establishes the balance between conservation, development and our historic land use activities. The agreement is designed to remove many of the obstacles that have plagued similar efforts in California to develop large tracts of formerly open space and we expect to be able to move ahead with the entitlement of our current development projects in a much more timely fashion.

Item 9.01    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release of the Company dated May 8, 2008, announcing the Company and major environmental groups reaching agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2008	TEJON RANCH CO.

	By:	/s/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Vice President, and Chief Financial Officer

4